UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________

FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — 7/20/2026
____________________________________________

TRANE TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
____________________________________________

Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
170/175 Lakeview Drive
Airside Business Park
Swords Co. Dublin
Ireland
(Address of principal executive offices, including zip code)
+(353)(0)18707400
(Registrant’s phone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	TT	New York Stock Exchange
5.250% Senior Notes due 2033	TT33	New York Stock Exchange
5.100% Senior Notes due 2034	TT34	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2026, Trane Technologies plc (the "Company") and Mingxiao (Gary) Guo, Senior Vice President and Chief Global Integrated Supply Chain Officer, determined that Mr. Guo will depart the Company effective August 1, 2026. In connection with his departure, the Company and Mr. Guo have entered into a Separation Agreement (the "Agreement") pursuant to which, among other things, the Company is foregoing the clawback of certain sign-on bonus payments made to Mr. Guo in connection with commencement of his employment. Mr. Guo's departure is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including its controls or financial related matters.

The foregoing summary of the Agreement is qualified in its entirety by reference to the complete Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

10.1	Separation Agreement dated July 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE TECHNOLOGIES PLC (Registrant)

Date:	July 22, 2026	/s/ Victoria Lazar
Victoria Lazar, Senior Vice President, General Counsel and Secretary

3